UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 28, 2015, a purported stockholder of Iron Mountain Incorporated, or Iron Mountain, filed a putative class action complaint in the Court of Chancery of the State of Delaware, or the Court, captioned Shurnicki v. Iron Mountain, Inc. et al., C.A. No. 11549-CB, or the Action. The complaint named as defendants Iron Mountain and the members of its board of directors. The complaint alleged that the Iron Mountain directors breached their fiduciary duties by failing to disclose certain material information in the Iron Mountain Preliminary Schedule 14A relating to Iron Mountain’s proposed acquisition of Recall Holdings, Ltd., or the Transaction. The lawsuit sought, among other relief, a preliminary injunction and recovery of the costs of the action, including reasonable attorneys’ fees and expenses.

On October 13, 2015, plaintiff’s counsel and defendants’ counsel executed a memorandum of understanding, or MOU, memorializing the terms of an agreement in principle pursuant to which Iron Mountain agreed to make certain supplemental disclosures relating to the Transaction in its Definitive Schedule 14A, or Definitive 14A, and plaintiff agreed to dismissal of the Action with prejudice and the release of certain claims. On October 14, 2015, Iron Mountain filed its Definitive 14A with the supplemental disclosures with the U.S. Securities and Exchange Commission.

On April 28, 2016, following a series of rulings by the Court in other actions challenging mergers, plaintiff and defendants agreed to supersede and replace the MOU with an agreement that plaintiff would voluntarily dismiss the Action on the basis that it was mooted by the supplemental disclosures contained in the Definitive 14A. After determining to replace the MOU with an agreement that plaintiff would voluntarily dismiss the action, plaintiff’s counsel and defendants’ counsel engaged in arm’s-length discussions regarding the payment of attorneys’ fees and reimbursement of expenses to plaintiff’s counsel. Iron Mountain has agreed to pay plaintiff’s counsel a fee of $195,000 and to reimburse plaintiff’s counsel for expenses of no more than $5,000, for a total payment to plaintiff’s counsel of no more than $200,000.

On June 1, 2016, the Court approved a Stipulation and Order of Dismissal entered into by the parties, which dismissed the Action as moot, and dismissed the claims asserted in the Action with prejudice as to the named plaintiff Roberta Shurnicki and without prejudice as to the other members of the purported class. The Court has not been asked to review, and will pass no judgment on, the payment or amount of the agreed-upon fee to plaintiff’s counsel or its reasonableness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: June 3, 2016